                              AMENDED AND RESTATED
                     EMPLOYMENT AND NONCOMPETITION AGREEMENT


         THIS AMENDED AND RESTATED EMPLOYMENT AND NONCOMPETITION AGREEMENT (this "Agreement") is made and entered into this 21st day of September, 1999, by and between AXISTEL COMMUNICATIONS, INC., a Delaware corporation ("Employer") and SAMUEL L. LITWIN ("Employee").

                                    RECITALS:

         WHEREAS, Employer and Employee entered into that certain Employment and Noncompetition Agreement dated as of October 28, 1998 (the "Prior Agreement"); and

         WHEREAS, of even date herewith, Employer has merged with a wholly owned subsidiary of eVentures Group, Inc., a Delaware corporation ("Parent), pursuant to which Employer is the surviving entity and a wholly owned subsidiary of Parent (the "Merger"); and

         WHEREAS, in connection with the consummation of the Merger, Employer and Employee have agreed to amend and restate in its entirety the Prior Agreement, which is hereby superseded in its entirety by this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth in this Agreement, the parties hereto hereby agree as follows:

         1. EMPLOYMENT; DUTIES. Employer hereby employs Employee, and Employee hereby accepts such employment. Employee's principal duties will consist of serving as the Chief Executive Officer of Employer and providing services consistent with such position. In addition, Employee shall perform such other duties and services for and on behalf of Employer generally consistent with the foregoing as may from time to time be determined by the Board of Directors of Parent (the "Board"). Employee shall also be designated as a Managing Director of Communications Holdings of Parent. Employee shall devote his full and undivided business time, attention and efforts to Employer's business and to the performance of Employee's duties under this Agreement. Employee shall faithfully perform all duties assigned to him under this Agreement to the best of Employee's abilities. In the performance of Employee's duties hereunder, Employee agrees to report to the Board. The Board's current plan is that upon consummation of the Merger, the telecommunications business activities of Parent, currently conducted by Employer and e.Volve Technologies Group, Inc. (f/k/a Orix Global Communications, Inc.), will be operated by Employee and the other officers and employees of Employer from Employer's current offices located in the State of New Jersey, but subject to the supervision and authority of the Board. Employer covenants and agrees that, during the Term (as hereinafter defined) hereof, Employer shall not relocate the principal office of Employer to a

EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 1 geographical location outside of a 50 mile radius from the current office of Employer and that Employee shall be allowed to perform his services under this Agreement at such principal office of Employer.

         2. COMPENSATION. Employee acknowledges and agrees that as of the date of this Agreement, the Company does not owe him any compensation (other than accrued and unpaid base salary through the date hereof under the Prior Agreement) and that he is only entitled to the compensation set forth below for his services rendered hereunder after the date hereof.

                  (a) Employee shall be entitled to receive an annual salary ("Base Salary") of $180,000 as full compensation for all the services rendered by Employee during each fiscal year of the Term (as hereafter defined) of Employee's employment and paid in accordance with the customary payroll practices of Employer.

                  (b) For each fiscal year or portion thereof during the Term, Employee shall be eligible for discretionary bonuses payable by Employer on such terms and conditions, subject to such standards, as shall be determined, in good faith, from time to time in the discretion of the Board.

                  (c) Employee's compensation shall be reviewed at least annually by the Board and any appropriate increases may be made to the Base Salary in the sole discretion of the Board.

                  (d) The Employee shall be entitled to receive prompt reimbursement for all reasonable business and entertainment expenses incurred by him in performing services hereunder, provided that the Employee properly accounts therefor to the Board. The Employee shall obtain the approval of the Board prior to incurring any single expenditure in excess of $5,000.

                  (e) The Employee shall receive only such standard employment benefits as are available to general employees of Employer, such as life, health, dental, and short term and long term disability plans, and a policy for vacation, personal time off, and sick leave (collectively, the "Standard Benefit Plans").

                  (f) The Employee shall be entitled to reasonable vacation consistent with his position.

                  (g) Any payments or benefits to which the Employee may be entitled under this Section 2 in respect of any fiscal year during which the Employee is employed by Employer for less than the entire such fiscal year shall, unless otherwise provided herein or in the applicable plan or arrangement, be prorated in accordance with the number of days in such fiscal year during which he is so employed.

         3. STOCK OPTIONS. Employer hereby grants to Employee non-qualified stock options (the "Stock Options") to purchase 425,000 shares of Common Stock of Parent. Such Stock Options shall be granted pursuant to Parent's customary Stock Option Plan substantially in the form attached hereto as Exhibit A, together with the form of Stock Option Grant attached hereto as




EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 2

Exhibit B. Subject to ratification by the Board, the Stock Options shall, to the maximum extent permitted by the Internal Revenue Code, be classified as Incentive Stock Options pursuant to the terms of the Stock Option Plan. The exercise price for such Stock Options shall be $10.00 per share of Common Stock. The Stock Options granted hereunder shall vest as follows: (x) 141,166 shares (1/3) shall vest on September __, 2000; (y) 141,67 shares (1/3) shall vest on September __, 2001; and (z) 141,667 shares (1/3) shall vest on September __, 2002; provided, however, such Stock Options shall vest in full upon the occurrence of (A) any Change of Control of Parent (as such term is defined in the Stock Option Plan), (B) any termination of Employee's employment hereunder without Cause pursuant to Section 5(d) below or (C) the failure of Employer to make a Qualifying Extension Offer (as hereafter defined) upon the expiration of the Term. Notwithstanding any provision of the Stock Option Plan or Stock Option Grant to the contrary, to the extent provisions contained therein are inconsistent or conflict with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control. To the extent this Agreement does not specifically address an issue or term raised in the Stock Option Plan or Stock Option Grant, then the provisions and terms of the Stock Option Plan or Stock Option Grant will apply.

         4. EMPLOYMENT TERM. The term of Employee's employment hereunder shall commence on September __, 1999, and shall continue for twenty-four (24) months thereafter (for a Term ending September __, 2001), unless earlier terminated in accordance with the terms of this Agreement (the "Term"). This Agreement may be renewed by mutual agreement of Employer and Employee at the end of the Term for additional one (1) year periods. Upon the expiration of the initial Term, Employer agrees to offer to extend the Term for one (1) additional year (for a Term ending September __, 2002) on substantially identical terms as set forth herein at the Base Salary applicable at the time of expiration of the initial Term, but without a requirement for the issuance of any additional Stock Options to Employee (a "Qualifying Extension Offer").

         5. REASON FOR EMPLOYMENT TERMINATION. The Employee's employment hereunder may be terminated under the following circumstances:

                  (a) MUTUAL AGREEMENT. Termination by mutual agreement between the Employee and Employer.

                  (b) DEATH OR DISABILITY. Employment shall terminate upon the death or permanent disability of the Employee. For purposes of this Agreement, "Disability" occurs if the Employee is unable to perform duties on a full-time basis because of mental or physical incapacity, including, without limitation, alcoholism or drug abuse, which requires a leave of absence in excess of 90 days during any calendar year. In the event the Employee is a Qualified Individual with a Disability, as defined in the Americans with Disabilities Act, Employer shall not terminate the Employee's employment hereunder if the Employee is able to perform the essential functions of the Employee's job with reasonable accommodation from Employer.

                  (c) CAUSE. For purposes of this Agreement, Employer shall have "Cause" to terminate the Employee's employment hereunder only upon:


EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 3

                           (i) The willful and continued failure by the Employee
                  to substantially perform his duties as outlined hereunder after written demand for substantial performance is delivered by the Board;

                           (ii) The engaging by the Employee in criminal conduct
                  or conduct constituting moral turpitude that is materially injurious to Employer, monetarily or otherwise;

                           (iii) The continued willful insubordination of the
                  Employee after written demand by the Board is delivered to the Employee specifically identifying the insubordination;

                           (iv) The embezzlement or misappropriation by the
                  Employee of the funds of Employer;

                           (v) Acts of dishonesty or other intentional acts
                  (including any breach of the Employee's covenants contained in this Agreement or the Stockholders Agreement dated the date hereof to which Employee and Employer are each parties) that cause material adverse harm to Employer (other than as a consequence of good faith decisions made by the Employee in the normal performance of the Employee's duties hereunder); and/or

                           (vi) Employee is convicted of a felony which carries
                  a minimum prison sentence upon conviction of one (1) year or longer.

                  (d) TERMINATION WITHOUT CAUSE. Notwithstanding any provisions of this Agreement to the contrary, Employer may terminate the Employee's employment for any reason, or for no reason, other than those specified in the foregoing paragraphs (a), (b) or (c) at any time during the Term effective upon delivery of two (2) day's notice by Employer.

                  (e) TERMINATION BY THE EMPLOYEE WITH NOTICE. The Employee may terminate this Agreement (voluntary resignation) at any time during the Term effective upon thirty (30) days written notice to the Board.

                  (f) TERMINATION UPON EXPIRATION OF TERM. Employment shall terminate upon expiration of the Term.

         6. COMPENSATION UPON TERMINATION. The Employee shall be entitled to the following compensation from Employer (in lieu of all other sums owed or payable to the Employee hereunder) upon the termination of employment during the Term of this Agreement.

                  (a) TERMINATION FOR CAUSE. In the event Employer terminates Employee's employment hereunder for Cause during the Term of this Agreement, then Employee's employment hereunder shall immediately terminate, and Employee shall only receive the



EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 4

         Base Salary prorated through the effective date of termination of Employee's employment.

                  (b) VOLUNTARY RESIGNATION. Notwithstanding anything contained in this Agreement to the contrary, Employee may resign and terminate Employee's employment hereunder subject only to the requirement that Employee shall provide Employer with a minimum of thirty (30) days prior written notice. In such event, Employee shall only receive the unpaid Base Salary prorated through the effective date of Employee's resignation.

                  (c) DEATH. In the event of the death of Employee during the Term of this Agreement, this Agreement and Employee's employment hereunder shall terminate as of the date of the death of Employee, and his estate or personal representative shall be entitled to receive the unpaid Base Salary, prorated for the period of Employee's employment to the date of his death and a one time payment of $10,000.

                  (d) DISABILITY. If the Employee's employment is terminated as a result of Disability (as defined in Section 5 above), the Employee will continue to be provided long term disability benefits (if any) in accordance with Employer's then existing Standard Benefit Plan. In addition, Employer will pay to the Employee the remaining unpaid pro rata portion of the Base Salary through the date of Disability.

                  (e) PAYMENT UPON TERMINATION WITHOUT CAUSE OR BY FAILURE TO MAKE A QUALIFYING EXTENSION OFFER. In the event Employee's employment hereunder is terminated for reasons other than (x) for Cause, (y) as a result of the voluntary resignation of Employee or (z) as a result of Employee's death or Disability (i.e., termination without Cause), then, in such event, Employee shall be entitled to receive the Base Salary then in effect for the remainder of the Term hereunder. In addition, if, upon expiration of the Term on September __, 2001, Employer fails to make a Qualifying Extension Offer to Employee, then, in such event, Employee shall be entitled to receive the Base Salary then in effect for a period of six (6) months. In each instance, such payments shall be made at such times as if Employee's employment hereunder had not terminated. In addition, in the event of a termination of employment without Cause, the contractual restriction on Employee's ability to sell any shares of Parent common stock set forth in the Registration Rights Agreement executed contemporaneously herewith among Parent and certain of its stockholders shall terminate and cease to apply to Employee.

                  (f) SUSPENSION. Employer shall have the right to suspend Employee with full pay and benefits for any period of time the Board of Directors of Employer deems necessary or appropriate to investigate Employee's conduct.

         7. COVENANT NOT TO COMPETE. During the Restricted Period (as defined below) (or such lesser period to the maximum extent permitted by applicable law), Employee agrees that Employee will not, directly or indirectly (including, without limitation, as a partner, shareholder, director, officer or employee of, or lender or consultant to, any other person, firm or other entity), in any capacity, within, into or from the Restricted Territory (as defined below) engage or cause



EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 5 others to engage in the business that Parent, Employer and/or its subsidiaries or affiliates is engaged in at the time of termination, or any aspect thereof of (consisting, as of the date hereof, principally of the services described in Parent's Disclosure Letter dated on or about the date hereof) (the "Business"), unless first authorized in writing by Parent, which authorization may be withheld in the sole and absolute discretion of Parent. For purposes of this Agreement, "Restricted Period" means the period of Employee's employment hereunder and the following applicable period after the date of termination of Employee's employment for the following reasons: (i) if Employee voluntarily resigns, a period equal to two (2) years after the date of such resignation;
(ii) for any termination without Cause, the remaining Term of this Agreement (i.e., the time period in which Employee is making payments under Section 6(e) above); (iii) as a result of Employer failing to make a Qualifying Extension Offer, six (6) months after the date of termination (i.e., the time period in which Employer is making payments under Section 6(e) above); provided, at Employer's option, Employer may extend such payments for an additional six (6) month period in which event the Restricted Period shall be extended for such six
(6) month additional period; (iv) for any termination with Cause, a period equal to three (3) years after the date of such termination; and (v) for any other termination, including Employee's failure to accept a Qualifying Extension Offer at the end of the Term, a period of two (2) years after the date of termination or non-renewal. For purposes of this Agreement, the term "Restricted Territory" shall mean that the Business of Employer has been initiated in any area of the world (or such lesser territory to the maximum extent permitted by applicable law). If Employee violates any obligations under this Section 7, then the time periods hereunder shall be extended by the period of time equal to that period beginning when the activities constituting such violation commenced and ending when the activities constituting such violation terminate. Any efforts made by Employee to consummate sales of services or goods for and on behalf of the Employer to any competitors of Employer during the term of this Agreement shall not violate the provisions of this Section 7.

         8. NONSOLICITATION. During the Employee's employment hereunder, and for a period of twenty-four (24) months from and after the date of termination of Employee's employment for any reason, except as set forth below (or such lesser period to the maximum extent permitted by applicable law), Employee agrees that Employee shall not, directly or indirectly, for himself or on behalf of, or in connection with, any person, firm or other entity other than Employer, solicit or cause others to solicit (i) the business or patronage of any person, firm or other entity with whom Employer has or had a business relationship (as a customer, supplier or otherwise) or with whom Employer has proposed entering into a business relationship (as a customer, supplier or otherwise), or (ii) any person who, on the date hereof and on the date of termination of Employee's employment hereunder, was an employee or consultant of Employer, or any of its subsidiaries or their affiliates, for employment or as an independent contractor with any person or entity, unless first authorized in writing by Employer, which authorization may be withheld in Employer's sole and absolute discretion; provided, however, that in the event Employee is terminated without Cause or he does not receive a Qualifying Extension Offer, the provisions of this Section 8 shall only apply for so long as Employer continues to pay Employee the applicable amounts specified in Section 6(e) above.


EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 6

         9. CONFIDENTIALITY. In addition to Employee's obligations as a stockholder of Employer pursuant to that certain Stockholders Agreement, dated the date hereof, by and Employer and the stockholders of Employer, from and after the date hereof, Employee shall not communicate or divulge to, or use for the benefit of, any person, firm or other entity other than Employer, any of the trade secrets, business and/or marketing plans, or any proprietary or confidential information with respect to Employer, its subsidiaries or their affiliates, and their business, financial condition, business operations or methods or business prospects. The preceding sentence shall not apply to information which (i) is, was or becomes generally known or available to the public or the industry other than as a result of a disclosure by Employee in violation of this Agreement, or (ii) is required to be disclosed by law. Employee shall advise Employer, in writing, of any request, including a subpoena or similar legal inquiry, to disclose any such confidential information, so that Employer may, at its option, seek appropriate legal relief. Employee is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with Employer. Employee will not disclose to Employer, or use to induce Employer to use, any proprietary information or trade secrets of others. Employee represents that he has returned all property and confidential information belonging to all prior employers.

         10. RETURN OF EMPLOYER PROPERTY. Immediately upon the expiration or earlier termination of this Agreement, Employee shall return to Employer any and all property of Employer, including, but not limited to, all documents, agreements, schedules, statements, customer lists, supplier lists, plans, designs, parts and equipment, that is in the possession or control (direct or indirect) of Employee.

         11. SURVIVAL: REMEDIES; SEVERABILITY. Employee specifically acknowledges that (a) Employer itself or through one or more of Employer's subsidiaries currently operates, or will operate following the date hereof, in the Restricted Territory; (b) Employer itself or through one or more of Employer's subsidiaries or affiliates receives a significant amount of business from and throughout the Restricted Territory; (c) Employer itself or through one or more of Employer's subsidiaries or affiliates, plans to expand operations within and throughout the Restricted Territory; and (d) the geographic restrictions contained in Section 7 hereof, and the length of time restrictions in Sections 7, 8 and 9 hereof are each necessary and reasonable and were negotiated between Employer and Employee. The restrictions and obligations set forth in Sections 7, 8, 9 and 10 hereof shall survive the expiration or termination of this Agreement. The parties hereto hereby acknowledge and agree that the restrictions and obligations set forth in Sections 7, 8, 9 and 10 hereof are reasonable and necessary, and that any violation thereof would result in substantial and irreparable injury to Employer, and that Employer may not have an adequate remedy at law with respect to any such violation. Accordingly, Employee agrees that, in the event of any actual or threatened violation thereof, Employer shall have the right and privilege to (x) obtain, without the necessity of posting bond therefor, and in addition to any other remedies that may be available, equitable relief, including temporary and permanent injunctive relief, to cease or prevent any actual or threatened violation of any provision hereof and (y) cease paying Employee any amounts pursuant to the terms hereof, including, without limitation, the payments provided in Section 6(e) above; provided, however, that in the event a final determination is made that either



EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 7

(x) Employee has not violated any of the terms hereof or (y) such violation has not resulted in damages to Employer in excess of the withheld payments provided in Section 6(e) above ("Damages"), then Employer shall promptly pay to Employee such amounts that it withheld in excess of the aggregate of such Damages. Each and every provision set forth in Sections 7, 8, 9 and 10 hereof is independent and severable from the others, and no restriction will be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part. If any provision in this Agreement, including, without limitation, those in Sections 7, 8, 9 and 10 hereof is unenforceable for any reason whatsoever, that provision will be appropriately limited and reformed to the maximum extent provided by applicable law. If the scope of any restriction contained herein is too broad to permit enforcement to its full extent, then such restriction shall be enforced to the maximum extent permitted by law so as to be judged reasonable and enforceable, and the parties agree that such scope may be modified by an arbitrator or judge in any proceeding to enforce this Agreement. This includes, without limitation, altering or enforcing only portions of the limits on activity restrictions, the geographic scope, and/or the duration of the restrictions unless to do so would be contrary to law or public policy.

         12. MISCELLANEOUS.

         (a) NOTICES. All notices or demands for performance required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered in person, or three (3) business days after being placed in the hands of a courier service (e.g., DHL or Federal Express) prepaid or faxed provided that a confirming copy is delivered forthwith as herein provided, addressed as follows:

         If to Employer:

                  AxisTel Communications, Inc.
                  One Evertrust Plaza, 8th Floor
                  Jersey City, NJ  07302
                  Attn:  President

         If to Employee:

                  Samuel L. Litwin
                  3088 State Highway 27, Suite 200
                  Kendall Park, NY 08824

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section.

         (b) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Except as set forth herein, the provisions of this Agreement supersede any and all other agreements or


EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 8 understandings, whether oral or written, with respect to Employee's employment by Employer, including without limitation, the Prior Agreement. Any amendments, or alternative or supplementary provisions to this Agreement must be made in writing and duly executed by the authorized representative or agent of each of the parties hereto.

         (c) NON-WAIVER. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege conferred in this Agreement or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

         (d) COUNTERPARTS. This Agreement may be executed by facsimile signature and in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

         (e) APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONTROLLED AS TO VALIDITY, ENFORCEMENT, INTERPRETATION, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS BY THE INTERNAL LAWS OF THE STATE OF NEW JERSEY APPLICABLE TO CONTRACTS MADE IN THAT STATE.

         (f) CONSTRUCTION. The parties hereto acknowledge and agree that each party has participated in the drafting of this Agreement and that the respective legal counsel for the parties hereto have had the opportunity to review this document and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.

         BOTH PARTIES HERETO HAVE READ THIS ENTIRE AGREEMENT CAREFULLY AND FULLY UNDERSTAND THE LIMITATIONS THAT THIS AGREEMENT IMPOSES UPON THEM AND ACKNOWLEDGE AND AGREE THAT THOSE LIMITATIONS ARE REASONABLE.


                            [SIGNATURE PAGE FOLLOWS]



EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 9

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                      EMPLOYER:

                                      AXISTEL COMMUNICATIONS, INC.,
                                      a Delaware corporation


                                      By: /s/ MITCHELL ARTHUR
                                          ------------------------------------
                                          Mitchell Arthur, President and Chief
                                          Operating Officer


                                      EMPLOYEE:



                                      /s/ Samuel L. Litwin
                                      -----------------------------------
                                      SAMUEL L. LITWIN




eVentures Group, Inc. hereby joins in this Agreement for the sole purpose of agreeing to the grant of Stock Options pursuant to Section 3 above.

                                      eVENTURES GROUP, INC.


                                      By:   /s/ BARRETT WISSMAN

                                      Name:     Barrett Wissman

                                      Title:    President & CEO


EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 10